UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 22, 2020

Foot Locker, Inc.

(Exact name of registrant as specified in charter)

New York	1-10299	13-3513936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 West 34th Street, New York, New York	10001
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 720-3700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(1) Foot Locker, Inc. (the “Company”) issued a press release on July 23, 2020 announcing certain senior management promotions and organizational changes in connection with a reorganization designed to drive enhanced performance and advance its key strategic imperative to elevate the customer experience. A copy of the press release is furnished as Exhibit 99.1, which, in its entirety, is incorporated herein by reference.

(2) On July 22, 2020, the Company took the following action, effective immediately:

(i) Appointed Franklin R. Bracken to the position of Executive Vice President and Chief Executive Officer—North America. Mr. Bracken, age 47, has served as Senior Vice President and General Manager, Foot Locker U.S., Lady Foot Locker and Kids Foot Locker since October 2017, and he served as Vice President and General Manager, Foot Locker Canada, from February 2016 through September 2017, and Vice President and Divisional Merchandise Manager, Champs Sports from December 2013 through January 2016. Mr. Bracken has been designated as an executive officer of the Company.

(ii) Appointed W. Scott Martin as Executive Vice President and Chief Executive Officer—Asia Pacific and Chief Strategy and Development Officer. Mr. Martin, age 53, has served as Senior Vice President and Chief Strategy and Development Officer since March 2019, and he served as Senior Vice President—Strategy and Development from September 2017 through March 2019, Senior Vice President—Real Estate and Store Development from June 2016 through September 2017, and Vice President of Store Development, Asia Pacific for GAP, Inc. from June 2014 through June 2016. Mr. Martin continues as an executive officer of the Company.

(iii) Appointed Andrew I. Gray to the new position of Executive Vice President and Chief Commercial Officer. Mr. Gray, age 42, has served as Vice President and Chief Merchandising Officer of the Company since October 2017, and he served as Vice President and General Manager, Foot Locker and Lady Foot Locker US from February 2016 through October 2017, and Vice President and General Merchandise Manager Foot Locker Europe from July 2013 through February 2016. Mr. Gray has been designated as an executive officer of the Company.

(3) Stephen D. “Jake” Jacobs, a named executive officer, ceased to serve as Executive Vice President and Chief Executive Officer—North America effective July 22, 2020, and will retire from the Company effective August 31, 2020, at which time his employment agreement will terminate. Mr. Jacobs will remain an employee of the Company until August 31, 2020.

(4) Lewis P. Kimble, a named executive officer, ceased to serve as Executive Vice President and Chief Executive Officer—Asia Pacific effective July 22, 2020, and will retire from the Company effective August 31, 2020, at which time his employment agreement will terminate. Mr. Kimble will remain an employee of the Company until August 31, 2020.

Item 7.01.         Regulation FD Disclosure.

The information set forth in Item 5.02 above is hereby incorporated by reference under this Item 7.01.

The information contained in Item 7.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly provided by specific reference in such a filing.

Item 9.01.         Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated July 23, 2020, issued by Foot Locker, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOOT LOCKER, INC.

Date: July 23, 2020	By:	/s/ Sheilagh M. Clarke
Name: Sheilagh M. Clarke Title: Senior Vice President, General Counsel and Secretary